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                                                                    Exhibit 23.3


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 2000 relating to the financial statements of The Savings Bank of Utica and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "SBU Bank Consolidated Statements of Income" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Syracuse, New York
December 19, 2001